EXHIBIT 99.1
PRESS RELEASE

NEWS RELEASE

August 21, 2009	OTC BB: DPDW

Deep Down Announces Second Quarter Results

HOUSTON, TX – August 21, 2009 – Deep Down, Inc. (OTCBB: DPDW) announced today unaudited results for the second quarter ended June 30, 2009.

Revenues for the second quarter of 2009 were $6,200,595, compared to $7,920,196 for the second quarter of 2008, for a 22% decrease. The reduction in revenue over the same prior year period was a result of customers delaying future projects or slowing down many of their offshore and deepwater projects. Net loss for the second quarter ended June 30, 2009, was $1,761,094 as compared to a net loss of $4,865,373 for the same period of 2008.

Gross profit decreased approximately $0.5 million to approximately $1.9 million for the three months ended June 30, 2009, a decrease of approximately 22% compared to the three months ended June 30, 2008. This decrease in gross profit was consistent with the decrease in total revenue.  Accordingly, our gross margins remained constant at 30% of revenue for the second quarter of 2009.

“Operations for the past six months have been negatively impacted by the worldwide recession, lower oil prices and delays in many of our major projects,” commented Eugene L. Butler, Chief Financial Officer.  “We have also had a slow start on the production of our large floatation order. As a result of this downturn in the industry, our operations in the first half of 2009 were significantly lower than expected and had a negative EBITDA of approximately $1.8 million.  The third quarter of 2009 started out sluggish, however, we are finally commencing the production cycle of our large floatation order, we have several ROVs that have started working again, and our offshore service jobs are increasing.  Our backlog is currently over $20 million and is expected to continue to increase over the next several quarters.  We have also commenced a cost containment program to lower overall costs; particularly, our general and administrative expenses.”

About Deep Down, Inc.

Deep Down, Inc. is an oilfield services company serving the worldwide offshore exploration and production industry. Deep Down’s proven services and technological solutions include distribution system installation support and engineering services, umbilical terminations, loose-tube steel flying leads, distributed and drill riser buoyancy, ROVs and tooling, marine vessel automation, control, and ballast systems. Deep Down supports subsea engineering, installation, commissioning, and maintenance projects through specialized, highly experienced service teams and engineered technological solutions. The company’s primary focus is on more complex deepwater and ultra-deepwater oil production distribution system support services and technologies, used between the platform and the wellhead. Deep Down provides these services through its four subsidiaries. More information about Deep Down is available at www.deepdowncorp.com, by contacting the company at (281) 517-5000, or ir@deepdowninc.com.
One of our most important responsibilities is to communicate with shareholders in an open and direct manner.  Comments are based on current management expectations, and are considered "forward-looking statements," generally preceded by words such as "plans," "expects," "believes," "anticipates," or "intends."  We cannot promise future returns.  Our statements reflect our best judgment at the time they are issued, and we disclaim any obligation to update or alter forward-looking statements as the result of new information or future events.  Deep Down urges investors to review the risks and uncertainties contained within its filings with the Securities and Exchange Commission.

For Further Information

Investor Relations
ir@deepdowninc.com
(281) 517-5000 (O)

DEEP DOWN, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
 `
ASSETS	June 30, 2009	December 31, 2008

Current Assets:
Cash and cash equivalents	$1,900,547	$2,495,464
Restricted cash	135,855	135,855
Accounts receivable, net	7,261,971	10,772,097
Inventory	1,146,395	1,362,110
Costs and estimated earnings in excess of billings on uncompleted contracts	81,124	707,737
Deferred tax asset	2,373,957	216,900
Prepaid expenses and other current assets	778,071	633,868
Total current assets	13,677,920	16,324,031
Property and equipment, net	19,606,805	13,799,196
Intangibles, net	17,436,378	18,090,680
Goodwill	14,965,975	15,024,300
Other assets, net	1,062,986	457,836
Total assets	$66,750,064	$63,696,043

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$3,035,403	$4,318,394
Billings in excess of costs and estimated earnings on uncompleted contracts	3,951,364	2,315,043
Current portion of long-term debt	579,586	382,912
Total current liabilities	7,566,353	7,016,349
Long-term debt	5,256,366	1,718,475
Deferred tax liabilities	2,261,488	1,125,945
Total liabilities	15,084,207	9,860,769

Commitments and contingencies (Note 9)

Stockholders' equity:
Common stock, $0.001 par value, 490,000,000 shares authorized, 179,700,630 and 177,350,630 shares issued and outstanding, respectively	179,701	177,351
Additional paid-in capital	60,647,226	60,328,124
Accumulated deficit	(9,161,070)	(6,670,201)
Total stockholders' equity	51,665,857	53,835,274
Total liabilities and stockholders' equity	$66,750,064	$63,696,043

See accompanying notes to unaudited consolidated financial statements.

DEEP DOWN, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	For the Six Months Ended
	June 30,
	2009	2008

Revenues	$13,303,184	$14,199,663
Cost of sales	9,137,129	9,456,561
Gross profit	4,166,055	4,743,102
Operating expenses:
Selling, general & administrative	6,717,297	5,682,965
Depreciation and amortization	826,772	520,721
Total operating expenses	7,544,069	6,203,686
Operating loss	(3,378,014)	(1,460,584)
Other income (expense):
Interest income	6,155	66,510
Interest expense	(118,097)	(3,459,564)
Loss on debt extinguishment	-	(446,412)
Other income (expense)	11,468	(9,136)
Total other expense	(100,474)	(3,848,602)
Loss before income taxes	(3,478,488)	(5,309,186)
Income tax benefit	987,619	354,366
Net loss	$(2,490,869)	$(4,954,820)
Loss per share:		-
Basic and diluted	$(0.01)	$(0.05)
Weighted-average common shares outstanding	176,150,630	109,326,053

See accompanying notes to unaudited consolidated financial statements.

DEEP DOWN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)

	Six Months Ended
	June 30,
	2009	2008
Cash flows from operating activities:
Net loss	$(2,490,869)	$(4,954,820)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Interest income	-	(30,467)
Non-cash amortization of debt discount	-	1,816,847
Non-cash amortization of deferred financing costs	-	762,700
Share-based compensation	321,452	253,669
Bad debt expense	96,128	832,328
Depreciation and amortization	1,523,728	898,998
Loss on disposal of equipment	(15,531)	9,136
Deferred taxes payable	(1,021,514)	-
Changes in assets and liabilities:
Accounts receivable	3,498,428	(254,958)
Inventory	215,715	955,662
Costs and estimated earnings in excess of billings on uncompleted contracts	626,613	-
Prepaid expenses and other current assets	(144,203)	(586,618)
Other Assets	(203,868)	-
Accounts payable and accrued liabilities	(1,309,096)	(1,601,586)
Billings in excess of costs and estimated earnings on uncompleted contracts	1,636,321	537,491
Net cash provided by (used in) operating activities	2,733,304	(1,361,618)

Cash flows used in investing activities:
Cash paid for acquisition of Flotation, net of cash acquired of $0 and $235,040	-	(22,116,140)
Cash paid for acquisition of Mako, net of expenses	-	(4,236,634)
Purchases of property and equipment	(4,557,799)	(687,060)
Proceeds from sale of property and equipment	48,073	-
Cash paid for capitalized software	(277,403)	-
Purchase of investment	(100,000)	-
Note receivable	(25,000)	-
Repayments on note receivable	1,121	-
Restricted cash	-	375,000
Net cash used in investing activities	(4,911,008)	(26,664,834)

Cash flows from financing activities:
Proceeds from sale of common stock, net of expenses	-	37,059,670
Proceeds from sales-type lease	-	172,500
Borrowings on long-term debt	1,829,500	5,604,000
Repayments on long-term debt	(246,713)	(12,930,395)
Net cash provided by financing activities	1,582,787	29,905,775
Change in cash and equivalents	(594,917)	1,879,323
Cash and cash equivalents, beginning of period	2,495,464	2,206,220
Cash and cash equivalents, end of period	$1,900,547	$4,085,543

See accompanying notes to unaudited consolidated financial statements.

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